Exhibit 24.1

                             Alabama Power Company
                             600 North 18th Street
                           Birmingham, Alabama 35291


                                October 26, 2001

Gale E. Klappa                                  Wayne Boston
The Southern Company                            Southern Company Services, Inc.
270 Peachtree Street, N.W.                      241 Ralph McGill Boulevard
Atlanta, Georgia  30303                         Atlanta, Georgia 30308

Dear Sirs:

         Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to its first mortgage bonds, preferred stock, debt instruments, preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees of the Company, in any combination of such securities, in an aggregate amount of up to an additional $900 million.

         Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                    Yours very truly,

                                    ALABAMA POWER COMPANY


                                    By    /s/Charles D. McCrary
                                      -----------------------------------
                                              Charles D. McCrary
                                     President and Chief Executive Officer

       /s/Whit Armstrong                             /s/Mayer Mitchell
        Whit Armstrong                                Mayer Mitchell


      /s/David J. Cooper                            /s/William V. Muse
        David J. Cooper                               William V. Muse


     /s/H. Allen Franklin                           /s/Robert D. Powers
       H. Allen Franklin                             Robert D. Powers


      /s/Elmer B. Harris                      ______________________________
        Elmer B. Harris                              Andreas Renschler


      /s/R. Kent Henslee                      ______________________________
        R. Kent Henslee                               C. Dowd Ritter


     /s/Carl E. Jones, Jr.                          /s/James H. Sanford
      Carl E. Jones, Jr.                             James H. Sanford


______________________________                     /s/John Cox Webb, IV
       Patricia M. King                              John Cox Webb, IV


      /s/James K. Lowder                            /s/James W. Wright
        James K. Lowder                               James W. Wright


   /s/Wallace D. Malone, Jr.                    /s/William B. Hutchins, III
    Wallace D. Malone, Jr.                       William B. Hutchins, III


    /s/Charles D. McCrary                            /s/Art P. Beattie
      Charles D. McCrary                              Art P. Beattie


     /s/Thomas C. Meredith
      Thomas C. Meredith

Extract from minutes of meeting of the board of directors of Alabama Power Company.

                             - - - - - - - - - - - -

                           RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of first mortgage bonds, preferred stock, debt instruments, preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees by Alabama Power Company, and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Gale E. Klappa and Wayne Boston in substantially the form of power of attorney presented to this meeting.

                             - - - - - - - - - - - -

         The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Alabama Power Company, duly held on October 26, 2001, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  November 5, 2001                             ALABAMA POWER COMPANY



                                                     By:  /s/Wayne Boston
                                                            Wayne Boston
                                                         Assistant Secretary